UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Spark Networks plc
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	98-0200628 (IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California (Address of Principal Executive Offices)	90211 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-123228
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Ordinary Shares, par value £0.01 per share	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

(Title of class)

FORM 8-A
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The information required in response to this Item 1 is contained in the Registration Statement on Form S-1 (File. No. 333-123228) (the “Registration Statement”) of Spark Networks plc (the “Registrant”), originally filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2005, as amended from time to time, under the caption, “Description of Share Capital,” and is incorporated herein by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description of Exhibit
3.1	Memorandum of Association of Registrant dated September 3, 1998 (incorporated by reference to Exhibit 3.1 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on March 10, 2005).
3.2	Certificate Confirming Incorporation and Change of Name dated January 31, 2005 (incorporated by reference to Exhibit 3.2 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on March 10, 2005).
3.3	Articles of Association of Registrant, as amended April 11, 2000, December 10, 2004, September 2, 2005 and November 14, 2005 (incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2005).
4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on February 8, 2006).
4.2	Form of ADR (included in Exhibit 4.1).
4.3	Specimen ordinary share certificate (incorporated by reference to Exhibit 4.3 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on November 7, 2005).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC
Date: February 13, 2006	By:	/s/ Mark G. Thompson
	Name:	Mark G. Thompson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
3.1	Memorandum of Association of Registrant dated September 3, 1998 (incorporated by reference to Exhibit 3.1 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on March 10, 2005).
3.2	Certificate Confirming Incorporation and Change of Name dated January 31, 2005 (incorporated by reference to Exhibit 3.2 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on March 10, 2005).
3.3	Articles of Association of Registrant, as amended April 11, 2000, December 10, 2004, September 2, 2005 and November 14, 2005 (incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2005).
4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on February 8, 2006).
4.2	Form of ADR (included in Exhibit 4.1).
4.3	Specimen ordinary share certificate (incorporated by reference to Exhibit 4.3 of the Registrant’s registration statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on November 7, 2005).

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